Certification of the Chief Executive Officer
                                       of
                               Pipeline Data Inc.
                                       to
                            Laurus Master Fund, Ltd.

     Reference is made to that certain Securities Purchase Agreement, dated as of August 31, 2004 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), by and between Pipeline Data, a Delaware corporation (the "Company"), and Laurus Master Fund, Ltd. (the "Purchaser") and (ii) that certain Restricted Account Agreement, dated as of August 31, 2004 (as amended, modified or supplemented from time to time, the "Restricted Account Agreement"), by and among the Company, the Purchaser and North Fork Bank (the "Bank"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Restricted Account Agreement, as applicable.

     (i) no Event of Default under and as defined in any of the Note, the Secured Convertible Term Note made by the Company for the benefit of the Purchaser dated February 27, 2004 (the February 2004 Note") and/or the Secured Convertible Term Note made by the Company for the benefit of the Purchaser dated June 16, 2004 (the "June 2004 Note") has occurred and is continuing,

     (ii) the Company has filed all registration statement that the Company is required to fine, subject to necessary amendments, in connection with the Note, the February 2004 Note, the June 2004 Note and all warrants issued to the Purchaser in connection with each such note, and

     (iii)the purpose for which the proceeds  released by the Purchaser from the
          Restricted   Account   has  been  used  is  for   Merchant   Portfolio
          Acquisitions,

     (iv) the Company did not pay a purchase price of more than thirty times the net monthly income generated by the Merchant Portfolios, which have been acquired with the proceeds of the Restricted Account.

                                               By  /s/ MacAllister Smith

                                                   MacAllister Smith
                                                   CEO - Pipeline Data Inc.